Exhibit 24.4

                                POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS THAT the undersigned director of WHITMAN EDUCATION GROUP, INC. hereby generally constitutes and appoints Richard C. Pfenniger, Jr. and Fernando L. Fernandez and each of them with full power to each of them to act alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all documents or amendments relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                             /S/ LOIS F. LIPSETT
                                             -----------------------------------
                                                 LOIS F. LIPSETT


STATE OF MISSOURI   )
                    )  SS
COUNTY OF ST. LOUIS )

     The foregoing instrument was acknowledged before me in St. Louis County, Missouri, this 6th day of November, 1998, by LOIS F. LIPSETT, who is personally known to me or who has produced District of Columbia driver's license (number 579423985) as identification and who did take an oath.

                                 Notary Public: /S/
                                                -------------------------------
                                                State of Missouri at Large
                                 Print Name:    Paula L. Doyle
                                 My Commission Expires:  12/11/2000